EXHIBIT 4-K

SECOND AMENDMENT TO THIRD AMENDED
AND RESTATED REVOLVING CREDIT
AGREEMENT
Dated as of September 9, 1999


This Second Amendment to Third Amended
and Restated Revolving Credit Agreement
(this "Amendment") dated as of September
9, 1999 by and between Quality Dining,
Inc., an Indiana corporation, and GAGHC, Inc., a Delaware corporation, as
Borrowers, the banks now party to the
hereinafter defined Credit Agreement
(the "Banks") and Chase Bank of Texas,
National Association, in its capacity as Administrative Agent for the Banks (the
"Agent"), amends that certain Third
Amended and Restated Revolving Credit
Agreement dated as of May 11, 1999 by
and between Quality Dining, Inc. and
GAGHC, Inc., as Borrowers, the Banks
which are party thereto and Chase Bank
of Texas, National Association, in its
individual capacity and as
Administrative Agent (the "Original
Credit Agreement"), as amended by a
First Amendment to Third Amended and
Restated Revolving Credit Agreement
dated as of July 26, 1999 (the "First
Amendment", and the Original Credit
Agreement as amended by the First
Amendment, the "Credit Agreement").
Capitalized terms used herein and not
defined herein shall have the meanings
assigned thereto in the Credit
Agreement.

WHEREAS, the Borrowers have requested
that the Agent and the Banks agree to
amend Section 6.5 of the Credit
Agreement; and

WHEREAS, the parties have determined
that it is in their best interests to
enter into this Amendment upon the terms set forth herein.


NOW, THEREFORE, in consideration of the
terms and conditions contained herein,
the parties hereto agree as follows:

Section 1.Amendments to Credit
Agreement. (a)  A new definition of
"Maximum Repurchase Amount" is hereby
inserted in Article I of the Credit
Agreement immediately after the
definition of "Material Adverse
Occurrence" to read as follows:

""Maximum Repurchase Amount" shall mean, as of any date of determination thereof,
(i) with respect to fiscal year 1999,
zero, and (ii) with respect to any
fiscal year thereafter, the sum of the
Allowable Repurchase Amounts for the
current fiscal year and for each of the
preceding fiscal years, commencing with
fiscal year 2000, less the aggregate
amount of Restricted Payments,
immediately prior to and without giving
effect to the proposed Restricted
Payment, made to repurchase capital
stock of QDI pursuant to clause (i) of
the first proviso to Section 6.5 hereof.
For purposes hereof, "Allowable
Repurchase Amount" for each fiscal year
shall mean $5,000,000."

(b)  Section 6.5 of the Credit Agreement
is hereby amended by replacing the first paragraph of said section with the following:

"Dividends, Stock Purchases and
Restricted Payments.

Neither of the Borrowers will, nor
permit any of its Subsidiaries to,
except as hereinafter provided:
(a) declare or pay any dividends,
either in cash or Property, on any
shares of its capital stock of any class
(except dividends payable by QDI solely
in shares of common stock of QDI and
dividends payable solely to QDI or a
WhollyOwned Subsidiary of QDI, other
than any SPE); or (b) directly or indirectly, or through any Subsidiary, purchase, redeem, retire, or otherwise acquire any shares of its capital stock, or other equity interests therein, of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, or other equity interests therein
(except for any such purchases,
redemptions, retirements or other
acquisitions payable solely in shares of common stock of QDI); or (c) make any other distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, or other equity interests therein (such declarations or payments of dividends, purchases, redemptions or retirements of stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted
Payments"); provided that,
notwithstanding the foregoing, QDI may
repurchase shares of its capital stock
outstanding if (i) after giving effect
thereto, the aggregate cumulative amount of all Restricted Payments (other than any such Restricted Payments made in respect of the repurchase of capital stock of QDI pursuant to the last sentence of this paragraph) made in respect of such repurchases does not exceed the then applicable Maximum
Repurchase Amount, (ii) after giving effect thereto, the aggregate cumulative amount of all
Restricted Payments made in respect of
such repurchases since May 9, 1999 does
not exceed the Restricted Payments
Basket, (iii) as of the date of payment
of such Restricted Payment the ratio of
Funded Debt of QDI and its Subsidiaries, on a consolidated basis, as of the last day of the preceding fiscal quarter of QDI to Pro Forma Consolidated Cash Flow of QDI for the twelve-month period ending on such date, after giving effect to such Restricted Payment (and any Indebtedness incurred in connection therewith), is less than (x) in respect of any such repurchase during fiscal year 2000, 4.25 to 1.00, and (y) in respect of any repurchase during fiscal
year 2001 and thereafter, 4.00 to 1.00
and (iv) at the time of payment of such
Restricted Payment no Default or Event
of Default exists and, after giving
effect to such Restricted Payment, no
Default or an Event of Default would
exist; and provided, further, that the
restrictions set forth in this Section
6.5 shall not apply to any Rights nor to any shares of Series B Participating
Cumulative Preferred Stock distributed
or issued pursuant to the Rights
Agreement, dated as of March 27, 1997,
between QDI and ChaseMellon Shareholder
Services, L.L.C., as successor Rights
Agent (the "Rights Agreement"). As used
herein, the term "Rights" shall have the same meaning ascribed to it in the Rights Agreement.
Notwithstanding the foregoing, and in
addition to the foregoing, QDI may make
Restricted Payments in an aggregate
cumulative amount, from and after May
11, 1999, not to exceed $5,000,000 in
respect of the repurchase of shares of
its capital stock outstanding."

Section 2.Representations and Warranties of Borrowers.

In order to induce the Banks and the
Administrative Agent to enter into this
Amendment, each of the Borrowers
represents and warrants that:

(a)  The execution and delivery by such
Borrower of this Amendment have been
duly authorized by proper corporate
proceedings and this Amendment and the
Credit Agreement, as amended hereby,
constitute the legal, valid and binding
obligations of such Borrower,
enforceable against such Borrower in
accordance with their respective terms.

(b)  Neither the execution and delivery
by such Borrower of this Amendment nor
compliance with the provisions hereof
will violate any law, rule, regulation,
order, writ, judgment, injunction,
decree or award binding on such Borrower or the articles of incorporation or by-laws of such Borrower or the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder.

(c)  No Default or Event of Default has
occurred and is continuing and, since
October 25, 1998, no Material Adverse
Occurrence has occurred.

Section 3.Effective Date.
This Amendment shall become effective as of the date first above written upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrowers, the Administrative Agent and the Required
Banks.

Section 4.References to Credit Agreement.
From and after the effective date
hereof, each reference in the Credit
Agreement to "this Agreement," "hereof," or "hereunder" or words of like import, and all references to the Credit
Agreement in any and all agreements,
instruments, documents, notes,
certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement, as modified and amended by this Amendment.

Section 5.Ratification.
The Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

Section 6.Applicable Law.
This Amendment shall be governed by and
construed in accordance with the laws of the State of Indiana (without regard to any choice of law provisions thereof).

Section 7.Counterparts.
This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 8.Expenses.
The Borrowers shall pay all reasonable
out-of-pocket expenses incurred by the
Administrative Agent in connection with
the preparation of this Amendment,
including, but not limited to, the
reasonable fees and disbursements of
special counsel for the Administrative
Agent.
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IN WITNESS WHEREOF, the parties hereto  have caused
this Agreement to be executed by their
respective officers thereunto duly
authorized as of the day and year first
above written.


QUALITY DINING, INC. By:  /s/   John C. Firth
                        --------------------------
Its:  Executive Vice President and General Counsel


GAGHC, INC.
By: /s/  David M. Findlay
      ----------------------
Its:  Vice President



CHASE BANK OF TEXAS NATIONAL
ASSOCIATION, in its individual capacity
and as Agent for the Banks (as that term is defined in the Credit Agreement).


By: /s/________________________
(Signature)

Michael Costello
---------------------------------
(typed or printed name and title)


BANK ONE, INDIANA , N.A.


 By:_____________________
       (Signature)

________________________________
(typed or printed name and title)


THE NORTHERN TRUST COMPANY


 By: /s/________________________
     (Signature)


    Arthur J. Fogel
---------------------------------
(typed or printed name and title)


LASALLE BANK NATIONAL ASSOCIATION


 By: /s/________________________
         (Signature)


       David Knapp
--------------------------------
(typed or printed name and title)


BANK OF AMERICA NATIONAL ASSOCIATION



By: /s/_________________________
     (Signature)


Michele Sommerset-Brown
---------------------------------
(typed or printed name and title)

SUNTRUST BANK, CENTRAL FLORIDA, N.A.



By: /s/____________________________
       (Signature)

Vipul H. Patel
----------------------------------
(typed or printed name and title)